EXHIBIT 10.1

SALE AND PURCHASE AGREEMENT

THIS AGREEMENT is entered into with effect from the Effective Date (as defined in the Schedule 1) between the Vendor (as defined in the Schedule 1), as seller, the Purchaser (as defined in the Schedule 1), as buyer, and the Fee Earner (as defined in the Schedule 1) (the “Agreement”).

WHEREAS:

(A)

The Vendor legally and beneficially owns the Collectible (as defined in the Schedule 1) and intends to enter into this Agreement, and wishes to sell, transfer and vest all of its legal and beneficial ownership in the Collectible to the Purchaser (the “Transfer”), and the Purchaser wishes to purchase the Collectible and to receive and accept such legal and beneficial ownership in the Collectible.

IT IS AGREED as follows:

1.

In this Agreement, unless the context otherwise requires, words denoting the singular number only shall include the plural and vice versa. Save as otherwise indicated, references to "Clauses" and the "Schedule 1" are to be construed as references to clauses of, and the Schedule 1 to, this Agreement. Words importing the masculine gender, feminine gender or neuter shall include the others. All capitalised words and phrases used in the agreement shall bear the meanings ascribed to them as set out in the definitions of such capitalised words and phrases in the Schedule 1.

2.

Subject to Clause 7 and the Other Terms (as defined in the Schedule 1), in consideration of the payment of the Consideration Shares (as defined in the Schedule 1) in the manner specified in this Agreement, the Vendor hereby irrevocably and unconditionally sells and transfers all of its legal and beneficial ownership and all of its rights, title and interest in and/or to the Collectible (including the Intellectual Property in the Collectible, where applicable) to the Purchaser, and the Purchaser hereby purchases the Collectible (including the Intellectual Property in the Collectible, where applicable) and accepts all of the Vendor’s legal and beneficial ownership and all of the Vendor’s rights, title and interest in and/or to the Collectible (including the Intellectual Property in the Collectible, where applicable) from the Vendor. The Purchaser agrees to pay the Purchase Price to the Vendor in accordance with Clause 8 and the terms set forth in the Schedule 1.

3.

In connection with the Transfer, the Vendor hereby irrevocably and unconditionally agrees to pay the Fee Earner (as defined in the Schedule 1) the Fee (as defined in the Schedule 1) in the manner described in the Schedule 1 or in such other manner as may be agreed between the Vendor and the Purchaser.

4.	The Vendor represents, warrants and undertakes to and for the benefit of the Purchaser as of the Effective Date as follows:

(i)

Ownership: it is either the sole and full legal and beneficial owner, or has been and is as at the date of this Agreement, the full legal and beneficial owner of the Collectible and legally entitled to enter into this Agreement and has secured all the necessary permissions and authority to do so and, if requested to do so, shall supply to the Purchaser all necessary information, documents and material to demonstrate the ownership to and provenance of the Collectible;

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(ii)

Title: the Transfer is free from all claims, liens, security interest, encumbrances and all rights of any kind exercisable by third parties, threatened or pending, relating to the Collectible, the Vendor’s title to the Collectible, or the Vendor’s authority to sell the Collectible (collectively the “Claims”);

(iii)

Claims: it has no knowledge of any Claims threatened or pending, nor any knowledge of any facts or circumstances likely to give rise to any Claims and shall notify the Purchaser of any Claims in respect of the Collectible as soon as the Vendor becomes aware of it or foresees it;

(viii)

Condition and Restoration: the Collectible (a) is a first sale of the Collectible, (b) has not been restored or repaired (or any part thereof) and (c) the Collectible is in the same condition as set forth in the condition report relating to it (if any) (the “Condition Report”);

(ix)	Power: it has the capacity to enter into and perform and comply with its obligations under this Agreement;

(xi)

Authorisation and Consents: all action, conditions and things required to be taken, fulfilled and done (including the obtaining of any necessary consents) in order (a) to enable the Vendor to lawfully enter into and perform and comply with its obligations under this Agreement, and (b) to ensure that those obligations are legal, valid, binding and enforceable, have been taken, fulfilled and done;

(xii)	Non‑Violation of Laws: its entry into and/or performance of or compliance with its obligations under this Agreement do not and will not violate any law to which it is subject;

(xiii)

Importation and Exportation: the exportation, if any, of the Collectible from any country has been in full conformity with the laws of such country, and the importation of the Collectible into any country has been in full conformity with the laws of such country;

(xiv)	Obligations Binding: its obligations under this Agreement are legal, valid, binding and enforceable in accordance with its terms;

(xv)

Non-Violation of other Agreements: its entry into and/or performance of or compliance with its obligations under this Agreement do not and will not (a) violate any agreement to which it is a party or which is binding on it or its assets, or (b) result in the creation of, or oblige it to create, any security over those assets;

(xvi)

Litigation: no litigation, arbitration or administrative proceeding is current or pending or, so far as it is aware, threatened (a) to restrain the entry into and/or performance or enforcement of or compliance with the relevant obligations under this Agreement by the Vendor or (b) which has or could have a material adverse effect on it; and

(xvii)

Bankruptcy/Insolvency: no steps have been taken by the Vendor nor have any legal proceedings been started or threatened for its bankruptcy, winding up or insolvency or for the appointment of a receiver, trustee or similar officer of any of its assets.

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5.

The Vendor does hereby agree to indemnify, defend and hold the Purchaser free and harmless from any and all third-party demands, claims, suits, actions, judgments, obligations, damages, losses or other liability, including all reasonable attorney or other professional fees and other costs, fees and expenses, suffered or incurred by, or asserted or alleged against the Purchaser (i) arising by reason of, or in connection with, the breach or alleged breach of, or falsity or inaccuracy (or alleged falsity or inaccuracy) of any representation or warranty contained in this Agreement, (ii) arising by reason of, or in connection with, the breach or alleged breach of this Agreement, or (iii) any claim by any third party alleging a right to receive from the Vendor any commission or other payment in connection with the sale of the Collectible.

6.

To the fullest extent permitted by law, the Vendor expressly and irrevocably waives, and covenants not to assert any claims of moral rights of authors (i.e., “droit moral”) or similar rights in connection with the Collectible, including any rights of attribution or integrity, under any applicable law in any jurisdiction, and represents and warrants that it will not cause, assist, or encourage any other person to assert any such rights. Without limiting the generality of the foregoing and without prejudice to clause 11 of this Agreement, the Vendor hereby acknowledges the rights of attribution and integrity generally conferred by Section 106A(a) of Title 17 of the U.S. Code (The Visual Artists Rights Act of 1990, “VARA”) with respect to certain works, and acknowledges and agrees that:

(i)

the Collectible may be minted into a fusion token (“FT”) or any other digital instrument, the image of the Collectible, the FT and any information attached thereto, including, but not limited to sale and purchase, provenance and valuation, may be displayed, offered for sale on a platform and recorded on a blockchain; and

(ii)

the Collectible, the FT or the underlying image of the Collectible may be relocated or removed from the FT platform or relocated onto any other platform, for any reason whatsoever, if and as may be applicable; and

(iii)	the Collectible, the FT or underlying image of the Collectible may be destroyed, no longer be accessible, may not be maintained in any manner for any reason whatsoever; and

(iv)	the Collectible and/or the FT can be sold to third parties by the Purchaser in the Purchaser’s sole discretion; and

(v)

the Vendor of his own free act, waives all moral rights in the Collectible under VARA or of any other federal or state or local provision of law, whether in the United States or of any other local or foreign government, including, but not limited to, any claims based upon the Purchaser’s destruction, minting, removal, storage, relocation or sale of the Collectible or FT.

7.

Without prejudice to the other provisions of this Agreement, the Purchaser’s obligation to complete the Transfer shall be conditional upon the receipt of the Condition Report and an acceptable valuation report in writing prepared by a recognised independent valuer for the purposes of establishing the fair market value of the Collectible both of which shall be satisfactory to the Purchaser in the Purchaser’s sole and absolute discretion, as well as all necessary information, documents and material to demonstrate the Vendor’s ownership of the Intellectual Property rights associated with the Collectible in the Purchaser’s sole and absolute discretion. In the event the Condition Report, valuation report and/or other documents referred to in this Clause 7 do not reasonably satisfy the Purchaser’s requirements, the Purchaser may terminate this Agreement and will have no further obligations to complete the Transfer or to pay the Purchase Price to the Vendor.

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8.

The Purchase Price is arrived at on a willing-buyer willing-seller basis, and shall be satisfied and payable in accordance with the Payment Method (as defined in the Schedule 1). For the avoidance of doubt, no Balance Consideration shall be payable to the Vendor unless there is a successful Completion (as defined in the Schedule 1).

9.

This Agreement shall inure to the benefit of the Purchaser and its successors and assigns, and the obligations of the Vendor under this Agreement shall be binding on it and its successors and personal representatives.

10.

The illegality, invalidity or unenforceability of any provision of this Agreement under the law of any jurisdiction shall not affect its legality, validity or enforceability under the law of any other jurisdiction nor the legality, validity or enforceability of any other provision in this Agreement.

11.	This Agreement shall be governed by, and construed in accordance with, the laws of Singapore and the parties hereby submit to the non-exclusive jurisdiction of Singapore courts.

12.

Save for the Fee Earner in respect of its rights under this Agreement, a person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act (Chapter 53B) to enforce any term of this Agreement.

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IN WITNESS WHEREOF this Agreement has been duly executed to take effect on and from the Effective Date.

VENDOR
)
Signed, Sealed and Delivered	)
by LEE YING CHIU HERBERT

PURCHASER

Signed, Sealed and Delivered	)
by CHAN MAN CHUNG	)
for and on behalf of	)
COSMOS GROUP HOLDINGS INC	)

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SCHEDULE 1

1.	“Effective Date” means 23 July 2021.

2.	“Vendor” means LEE YING CHIU HERBERT an individual, being holder of the HKID Card number D030076(5).

3.	“Purchaser” means COSMOS GROUP HOLDINGS INC (OTC: COSG), which expression shall include its successors and assigns.

4.	“Collectible” means the collectible described in the attached Schedule 2.

5.	“Purchase Price” means HKD 10,344,000.

6.	“Payment Method” means:

(i)

the allotment and issuance of the Consideration Shares, which shall be allotted and issued to the Vendor as soon as practicable after the execution of this Agreement by the Vendor and the Purchaser, or in such other manner as may be agreed between the Vendor and the Purchaser; and

(ii)	payment by the Purchaser of the Balance Consideration in cash to the Vendor on Completion.

7.	“Fee Earner” means Coinllectibles Limited (BVI Company Number: 2067445), for providing authentication, valuation and certification services to the Vendor.

8.

“Fee” means 20% of the Purchase Price, which shall be paid by the Vendor to the Fee Earner by instructing the Purchaser to allot and issue 20% of the Consideration Shares, due to the Vendor in accordance with the Payment Method, to the Fee Earner.

9.

“Valuation Price” means the fair market value of the Collectible as set out in the valuation report in writing in accordance with Clause 7 of this Agreement, which shall be equal to or more than HKD 12,930,000.

10.	“Completion” means the successful sale, by way of auction or otherwise, of the Collectible by the Purchaser.

11.

“Consideration Shares” means the 180,855 ordinary shares in the share capital of the Purchaser, with an aggregate market value of HKD 10,344,000, which shall be allotted and issued by the Purchaser to the Vendor as part of the Purchase Price in accordance with Clause 8 of this Agreement.

12.	“Balance Consideration” means HKD 0 which shall be transferred by the Purchaser to the Vendor as part of the Purchase Price in accordance with Clause 8 of this Agreement upon Completion.

13.

“Intellectual Property” means all rights in, to, or arising out of: (i) U.S. international or foreign patent or any application thereof and any and all reissues, divisions, continuations, renewals, extensions and continuations in-part thereof, (ii) inventions (whether patentable or not in any country), invention disclosures, improvements, trade secrets, proprietary information, know-how, technology and technical data, (iii) copyrights, copyright registrations, mask works, mask work registrations, and applications therefore in the U.S. or any foreign country, and all other rights corresponding thereto throughout the world, (iv) trademarks, domain names, brands, or any other goodwill or franchise, whether registered or otherwise throughout the world, and (v) any other proprietary rights anywhere in the world.

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14.	“Other Terms” means as follows:

a.

Notwithstanding Clause 6 and that the Intellectual Property in the Collectible has been transferred by the Vendor to the Purchaser, the Purchaser agrees that the Vendor, the artist, the creator and/or the brand of the Collectible shall, subject to Clause 4(x) above, be entitled to use such Intellectual Property in any manner whatsoever that is not for the purpose of generating any revenue, including (i) any advertising or marketing of the Vendor, the artist, the creator or the brand of the Collectible, and (ii) publishing a book or catalogue of the achievements or art pieces or products of the Vendor, the artist, the creator or the brand of the Collectible.

b.

The Vendor shall co-operate with the Purchaser in all matters relating to the marketing of the Collectible, in each case subject to the Purchaser’s prior written approval, which include but are not limited to the following:

i.	a short introductory video with an audio and visual explanation of the Collectible and how it is unique; and

ii.	reasonably utilising all resources available to it (including social media) to jointly and separately promote its partnership with the Purchaser and the Collectible.

c.	The Vendor shall co-operate with the Purchaser to create identification elements in the Collectible for unequivocal identification of the Collectible.

d.

After the payment of the Consideration Shares, the Purchaser can elect to receive possession of the Collectible from the Vendor in which case Vendor shall (i) release the Collectible to Purchaser or its agents and (ii) arrange, in consultation with the Purchaser, for the packing and shipping of the Collectible to such location indicated by the Purchaser to the Vendor in writing and Purchaser agrees to timely reimburse the Vendor for such packing, shipping and transporting costs and expenses. The Vendor will assume the risk of loss or damage to the Collectible up until the Collectible is delivered and inspected by the Purchaser and the Purchaser will assume the risk of loss or damage following the Purchaser’s satisfactory inspection of the Collectible. Upon receipt of the Collectible, the Purchaser will inspect the Collectible and shall have the right to cancel the purchase of the Collectible if the condition of the Collectible has deteriorated so that it is not in the same condition as set forth in the Condition Report.. The Purchaser shall promptly notify the Vendor in writing of the Purchaser’s intention to cancel the purchase of the Collectible pursuant to this Clause. Upon receipt of such notice, the Vendor shall, within five (5) business days, return to Purchaser all amounts previously received from the Purchaser pursuant to this Agreement.

e.

The Collectible shall be completed and ready for delivery from the Vendor to the Purchaser in the manner to be determined by the Purchaser on or before the date falling 2 months after the Effective Date. The Vendor will permit the Purchaser, its agents and the Fee Earner to have access to the Collectible and to inspect it from time to time on reasonable notice to the Vendor.

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SCHEDULE 2

收藏品編號 Collectible No	證書編號 Certificate No	簽發日期 Issuing Date	中文名及規格 Chinese Name	英文名及規格 English Name	估值 Valuation Price (HKD)
1	HL No. 002	17/6/2021	五彩荷花鳥紋六棱瓶	Wucai flower and crane pattern Hexagonal vase	200,000
2	HL No. 002b	17/6/2021	五彩花鶴紋六棱瓶	Wucai flower and crane pattern Hexagonal vase	200,000
3	HL No. 004	17/6/2021	元代風格紫釉青花開窗雲龍紋大罐	A Yuan Dynasty style purple-glazed blue and white large jar with cloud dragon pattern	280,000
4	HL No. 006	17/6/2021	近仿琺瑯彩描金開窗人物故事百花紋象耳扁壺	Modern fa-lang-tsai enamels vase with painted pattern of flowers and figures decor with elephant ears	250,000
5	2021 SERIES 1 COINLLECTIBLES FUSION NFTs BRONZE NO. 001	17/6/2021	仿古琺瑯彩金雉雞雙耳瓶	Modern famille rose golden pheasant double earred vase	500,000
6	HL No. 008	17/6/2021	現仿明代弘治黃釉帶蓋執壺	A modern Hongzhi yellow-glazed dragon ewer with cover. Ming Dynasty style	220,000
7	HL No. 009	17/6/2021	近仿大明弘治 黃釉碟	Modern Hongzhi Yellow Glazed dish	120,000
8	HL No. 010a	17/6/2021	仿明代弘治黃釉碗	Modern Ming Dynasty Hongzhi Yellow Glazed Bowl	120,000
9	HL No. 010c	17/6/2021	近仿大明弘治黃釉仙鶴雲紋斗笠碗	A modern yellow-glazed Hongzhi dragon and cloud-patterned bowl	120,000

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10	HL No. 011a	17/6/2021	仿明代弘治黃釉蓮花紋碗	Modern Hongzhi Yellow Glazed Lotus Bowl.	120,000
11	HL No. 013	17/6/2021	青花貼金谷盯荷花紋大罐	Blue and white large jar with golden Gu Dinghe lotus pattern	150,000
12	HL No. 014	17/6/2021	五彩開窗花卉人物故事人足獸耳四方孤樽	A wucai solitary vase designed with window,flower ,character story,with human foot and animal ear .	300,000
13	HL No. 015	17/6/2021	清代雕漆貼金龍紋天球瓶	Qing Dynasty (18century) carved lacquer and golden dragon celestial vase	350,000
14	HL No. 016	17/6/2021	清代特徵青花釉裡紅束蓮紋花孤	Qing dynasty (18century) characteristic Underglaze Red Porcelain Lotus pattern flower pot.	220,000
15	HL No. 018	17/6/2021	仿元代龍鳳紋漿釉缸	A Yuan style dragon and phoenix red- glaze jar	280,000
16	HL No. 019a	17/6/2021	青花貼金谷盯荷花蓮花紋梅瓶	Blue and White Meiping with Jingu Staring Lotus Flower Pattern	150,000
17	HL No. 019b	17/6/2021	青花貼金谷盯荷花蓮花紋梅瓶	Blue and White Meiping with Jingu Staring Lotus Flower Pattern	150,000
18	HL No. 020	17/6/2021	青花貼金 菊蓮海浪蕉葉紋荷葉梅瓶	Blue and white paste gold, chrysanthemum lotus, sea wave, banana leaf pattern, lotus leaf Meiping	150,000
19	HL No. 021	17/6/2021	青花貼金菊蓮海浪蕉葉紋荷葉梅瓶	Blue and white paste gold, chrysanthemum lotus, sea wave, banana leaf pattern, lotus leaf plum Meiping.	150,000
20	HL No. 022	17/6/2021	青花貼金菊蓮海浪蕉葉紋荷葉玉壺春瓶	Blue and white with gold, chrysanthemum lotus, sea wave, banana leaf pattern, lotus leaf Yuhuchun vase	150,000

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21	HL No. 023a	17/6/2021	青花五彩開窗花鳥紋象耳樽	Blue and white wucai window flower and bird pattern elephant ear vase.	300,000
22	HL No. 023b	17/6/2021	青花五彩開窗花鳥紋象耳樽	Blue and white wucai window flower and bird pattern elephant ear vase.	300,000
23	2021 SERIES 1 COINLLECTIBLES FUSION NFTs BRONZE NO. 002	17/6/2021	仿古琺瑯彩開光山水多穆壼	Modern famille rose landscape in reserve Tibetan ewer Duomu	800,000
24	HL No. 025	17/6/2021	五彩開窗富貴牡丹紋百花不落地雙耳樽	A modern wucai rich and noble peony pattern, flowers do not fall to the ground, binaural vase	250,000
25	HL No. 026	17/6/2021	仿古金絲錦地琺瑯彩人物故事梅瓶	A modern meiping vase in fa- lang -tsai enamels with figures .	250,000
26	HL No. 027	17/6/2021	清祭紅釉蘋果樽	Qing Dynasty (18century) Sacrificial Red Glazed Apple shaped Vase	200,000
27	HL No. 028	17/6/2021	清代祭紅釉窯變長頸瓶	A flambe red-glazed long-necked vase	200,000
28	HL No. 029a	17/6/2021	清代祭紅釉觀音瓶	A sacrifical red-glazed Guanyin vase Qing Dynasty (18century)	200,000
29	HL No. 029b	17/6/2021	清代祭紅釉觀音瓶	A sacrifical red-glazed Guanyin vase Qing Dynasty (18century)	200,000
30	HL No. 030	17/6/2021	祭紅釉觀音瓶	A sacrifical Red-glazed Guanyin Vase	200,000
31	HL No. 031	17/6/2021	清代祭紅釉葫蘆觀音瓶	A sacrificial red-glazed gourd Guanyin vase	200,000
32	HL No. 032	17/6/2021	祭紅釉觀音瓶	A sacrificial red-glazed Guanyinvase	200,000
33	HL No. 033	17/6/2021	清代祭紅釉玉壺春瓶	Qing Dynasty (18century) Sacrificial Red Glazed yuhuchun Vase	200,000

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34	HL No. 034	17/6/2021	仿明代內府 黃地五彩花卉紋三爪飛龍葫蘆酒瓶	Imitation of Ming Dynasty Imperial Yellow ground Wucai flower pattern and three-claw dragon gourd shape wine pot．	180,000
35	HL No. 036	17/6/2021	青花貼金人物故事梅罐	Blue and white paste gold character story meijar	150,000
36	HL No. 037	17/6/2021	青花貼金開窗 菊蓮蕉葉紋荷葉蓋罐	Blue and white jar with gold ,window to show chrysanthemum lotus and banana leaf pattern lotus leaf and gold lid .	150,000
37	2021 SERIES 1 COINLLECTIBLES FUSION NFTs BRONZE NO. 003	17/6/2021	仿古洋彩錦上添花童子獻壽梅瓶	Modern famille rose boys and peaches meiping	500,000
38	HL No. 040	17/6/2021	清代雕漆山水亭台賞瓶	Qing Dynasty (18century) carved lacquered landscape pavilions vase	250,000
39	HL No. 041a	17/6/2021	清代祭紅釉觀音瓶	A sacrificial red-glazed Guanyin vase, Qing Dynasty (18century)	200,000
40	HL No. 041b	17/6/2021	清代祭紅釉觀音瓶	A sacrificial red-glazed Guanyinvase	200,000
41	HL No. 042a	17/6/2021	仿明成化鬥彩夔龍茶盤	Imitation of Ming Dynasty Chenghua Doucai Kuil Dragon Tea Tray	120,000
42	HL No. 042b	17/6/2021	仿明成化鬥彩夔龍茶壺	Modern Ming Dynasty Chenghua Doucai Kuil Dragon Teapot	120,000
43	HL No. 042c	17/6/2021	仿明成化鬥彩夔龍茶杯	Modern Ming Dynasty Chenghua Doucai Kui DragonTea Cup	120,000
44	HL No. 043	17/6/2021	今仿五彩開窗富貴花卉紋六棱瓶	A modern wucai six-rowed vase with a colorful window and a rich and precious flower pattern	220,000

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45	HL No. 044	17/6/2021	民初五彩開窗飛龍喜壽紋梅瓶	20th century wucai flying dragon and happy longevity pattern meiping vase	250,000
46	HL No. 045	17/6/2021	仿古五彩人物故事撇口瓶	A modern Wucai vase with painted pattern of story and figures decor.	150,000
47	HL No. 046	17/6/2021	清代五彩五福捧壽葵口賞盤	Qing Dynasty (18century) wucai five blessings longevity foliate mouth plate	550,000
48	HL No. 047	17/6/2021	現仿黃釉五彩花鳥紋觀音瓶	Yellow-glazed Guanyin vase with wucai flowers and birds	220,000
49	HL No. 048	17/6/2021	仿古黃釉五彩飛龍福壽紋觀音瓶	Modern yellow-glazed wucai dragon and longevity guanyin vase	180,000
50	HL No. 049	17/6/2021	商周特徵青銅饕餮穀盯紋出戟四方鼎	Bronze Gourmet and GuDing pattern halberd square tripod with the characteristic of Shang and Zhou Dynasties.	220,000
51	HL No. 050	17/6/2021	戰漢特徵青銅饕餮紋三足禮器供爐	Three-legged Ritual Vessel Offering a Bronze Gourmet Pattern with characteristics of the War time of Han Dynasties.	220,000
52	HL No. 051	17/6/2021	仿明初•五彩琺華彩鳳凰花卉紋梅瓶	Imitating of the early Ming Dynasty: A meiping with a phoenix and flower pattern.	400,000
53	HL No. 052	17/6/2021	清代剔紅雕漆雲龍紋棒槌瓶	Qing Dynasty (18century) carved red lacquer and cloud dragon stick mallet vase．	350,000
54	HL No. 053	17/6/2021	清代祭紅釉鑲嵌金口雙鳳耳玉壺春瓶	Qing dynasty (18century) sacrificial red-glazed Yuhuchun vase with golden mouth and double phoenix ears	250,000
55	HL No. 054	17/6/2021	霽紅窯變千金龍耳樽	A flambe sacrificial red glazed golden dragon ear vase	250,000
				Total:	12,930,000

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